Exhibit 10.10
Amendment No. 1
to
Amended and Restated Master Collaboration Agreement
This Amendment No. 1 to Amended and Restated Master Collaboration Agreement (this “Amendment No. 1”) is made as of February 17, 2016 (“Amendment No. 1 Effective Date”), by and between bluebird bio, Inc. (“Bluebird”), a Delaware corporation, and Celgene Corporation, a Delaware corporation (“Celgene Corp.”), and Celgene European Investment Company LLC (“Celgene Europe”), a Delaware limited liability company (Celgene Europe and Celgene Corp., together, “Celgene”). Each of Bluebird and Celgene may be referred to herein as a “Party” or together as the “Parties”. Reference is hereby made to that certain Amended and Restated Master Collaboration Agreement, by and between Bluebird, Celgene Corp. and Celgene Europe, dated June 3, 2015 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. The third sentence of Section 5.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Celgene may exercise such option by providing to Bluebird, prior to the expiration of the Celgene Option Period, (a) written notice that a Product Candidate is selected by Celgene to be an Optioned Candidate hereunder, and (b) the additional information set forth in Exhibit G (collectively, the “Celgene Option Notice”); provided, however, in the case of Celgene’s exercise of such option with respect to the Lead Product Candidate, in lieu of providing the additional information set forth in Exhibit G otherwise required to be included in the Celgene Option Notice at the time of exercise, Celgene shall be permitted to (I) provide to Bluebird by March 31, 2016, the clinical Development plan of the Lead Product Candidate that Celgene is contemplating to achieve Regulatory Approval for the Lead Product Candidate, together with the cost estimates for such a clinical program, and (II) provide to Bluebird the additional information set forth on Exhibit G with respect to the Lead Product Candidate at the earlier of (A) thirty (30) days following the completion of the Phase 1 Clinical Study of the Lead Product Candidate, and (B) December 31, 2016.
2. Section 5.4 of the Agreement is hereby amended and restated to read in its entirety as follows:
“5.4 Non-Co-Promotion/Co-Development Option Exercise. If Bluebird does not exercise the option set forth above in Section 5.3, Celgene will pay to Bluebird the Additional Option Fee as set forth in Section 6.3, subject to Section 5.5.”

3. This Amendment No. 1 is binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment No. 1 is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. Except as expressly modified by this Amendment No. 1, all terms and provisions of the Agreement remain in full force and effect. In the event of a conflict between the terms and provisions of this Amendment No. 1 and the Agreement, the terms and provisions of this Amendment No. 1 shall control. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Amended and Restated Master Collaboration Agreement to be executed by their respective duly authorized officers as of the Amendment No. 1 Effective Date.

BLUEBIRD BIO, INC.
By:	/s/ Jason F. Cole
Name:	Jason F. Cole
Title:	SVP, and General Counsel
Date:	2/17/2016
By:	/s/ Robert Hugin
Name:	Robert Hugin
Title:	Chairman & CEO
Date:	2/17/16

CELGENE EUROPEAN INVESTMENT COMPANY LLC (CEICQ)

By:	/s/ Robert Hugin
Name:	Robert Hugin
Title:	Chairman & CEO
Date:	2/17/16
By:	/s/ Jonathan Biller
Name:	Jonathan Biller
Title:	SVP, Tax & Treasury
Date:	2/17/16